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                                                                Exhibit 10.26

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 14th day of February, 1996, between STEVE L. ADAMS, a Washington resident ("Executive"), and DIGITAL SYSTEMS INTERNATIONAL, INC., a Washington corporation ("Company").

IN CONSIDERATION of the mutual covenants and promises contained herein, the parties agree as follows:

1.      EMPLOYMENT.

The Company hereby employs Executive, and Executive hereby accepts employment by the Company, as Company's Senior Vice President, Marketing and Business Development, responsible for the management and direction of the Marketing and Business Development of the Company, subject to the direction and control of the President and Chief Executive Officer of the Company. The Executive will perform such additional duties as may be assigned from time to time by the President & CEO of the Company which relate to the business of the Company, its subsidiaries or any business ventures in which the Company or its subsidiaries may participate.

2.      ATTENTION AND EFFORT.

Executive will devote his full business time, attention and effort to the Company's business and will use his skills and render services to the best of his ability to serve the interests of the Company.

3.      TERM.

Unless otherwise terminated as provided in Section 6 of this Agreement, Executive's term of employment under this Agreement shall commence as of the date hereof and shall expire upon Executive's resignation or termination.

4.      COMPENSATION.

        4.1    BASE SALARY

        Executive's compensation shall consist, in part, of an annual base salary of $162,000 before all customary payroll deductions (the "Base Salary"). The Base Salary shall be paid in substantially equal installments at the same interval as other officers of the Company are paid, or otherwise in conformance with the Company's standard payroll practices. The Board of Directors of the Company shall determine any increases in the Base Salary in future years.

        4.2    BONUS

        Executive may be entitled to receive, in addition to the Base Salary, an annual bonus (the "Bonus") in an amount to be determined pursuant to the Company's Management Bonus Plan, at appropriate level, as approved by the Board of Directors of the Company, in effect for each calendar year.

        4.3    STOCK OPTIONS

        Executive has been granted incentive stock options &/or nonqualified stock options to purchase100,000 shares of common stock of the Company pursuant to the terms of the Company's Restated 1987 Stock Option Plan (the "Option Plan"). With reference to Section 7.1.3 of the Option Plan, the right of the Company to take any action to prevent, or limit in any way, acceleration of such options in the event of any Change in Control, as defined in the Option Plan, is hereby waived.

5.      BENEFITS AND EXPENSES.

        5.1    EXPENSES

        The Company shall promptly reimburse Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement, consistent with Company policies in connection therewith. Executive shall present to the Company from time to time an itemized account of such expenses in such form as Company policies may require.

        5.2    BENEFITS

        During the term of employment hereunder, Executive shall be entitled to participate fully in any benefit plans, programs, policies and fringe benefits which may be made available to the senior executives of the Company generally, including medical, dental, disability, pension and retirement benefits, life insurance and other death benefits. Executive will initially be entitled to 2 weeks vacation per year and any other vacation or personal time off in accordance with Company policy.

        5.3    OTHER

        The Company shall provide Executive an office and with secretarial support suitable to the position of Vice President


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        5.4    MOVING EXPENSES

        To the extent required, the Company will reimburse Executive for normal and reasonable household moving expenses in accordance with standard Company policy or as otherwise agreed between the parties.

6.      TERMINATION.

        6.1    BY THE COMPANY

        With or without "Cause" (defined for the purposes of this Agreement as any act by Executive that would disqualify him from indemnification by the Company by virtue of his position as an officer and director of the Company, in accordance with the Articles of Incorporation and Bylaws of the Company and the laws of the state of Washington), the Company may terminate the employment of Executive at any time during the term upon giving Notice of Termination (as defined below).

        6.2    BY EXECUTIVE

        Executive may terminate his employment at any time for Good Reason (as defined below) or otherwise upon giving Notice of Termination.

        6.3    AUTOMATIC TERMINATION

        Employment shall terminate automatically upon death or total disability of Executive. The term "total disability" as used herein means an inability to perform the duties set forth in paragraph 1 of this Agreement because of illness or physical or mental disability for a period or periods aggregating 180 calendar days in any 12-month period, unless Executive is granted a leave of absence by the President or the Board of Directors of the Company. Executive and Company hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective immediately upon Executive's death or 30 days following a Notice of Termination based upon a determination by the Board of Directors of the Company of Executive's total disability as defined herein.

        6.4    NOTICE

        The term "Notice of Termination" means written notice of termination of Executive's employment. At the election of the Company, as set forth in its Notice of Termination or in a written response to Executive's Notice of Termination, Executive's employment and performance of services shall continue for a period of 30 days following the Notice of Termination. Otherwise Executive's employment shall terminate effective upon receipt of the Notice of Termination, provided however that, in either case, the Executive shall be entitled to termination payments in accordance with paragraph 7.

        6.5    GOOD REASON

        For the purposes of this Agreement, "Good Reason" means, as a result of or following a "Change of Control" of the Company (as defined in the Company's 1987 Restated Stock Option Plan), a material alteration of Executive's position or duties, a reduction of Executive's Base Salary, or a requirement that Executive move more than 100 miles, provided that Executive gives Notice of Termination within 30 days of such change.

7.      SEVERANCE PAYMENTS.

In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate as of the effective date of termination, provided, however, that if the Company terminates Executive's employment without Cause, or if Executive terminates his employment for Good Reason, the Company shall be obligated to pay to Executive his regular Base Salary for a period of 6 months after the effective date of termination of employment.

8.      AGREEMENT NOT TO COMPETE

As a condition of his employment hereunder, Executive has executed and delivered to the Company an agreement addressing his obligation not to compete with the business of the Company (the "Non-Compete Agreement") in accordance with standard Company policy, which Non-Compete Agreement shall survive termination of Executive's employment.

9.      AGREEMENT NOT TO DISCLOSE CONFIDENTIAL INFORMATION

As a condition of his employment hereunder, Executive has executed and delivered to the Company an agreement addressing the nondisclosure of confidential information and ownership of inventions (the "Non-Disclosure Agreement") in accordance with standard Company policy, which Non-Disclosure Agreement shall survive termination of Executive's employment.


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10.     FORM OF NOTICE.

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally, by courier, by facsimile transmission (with hard copy delivered by overnight courier) or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

    If to Executive:  Steve L. Adams
                      To address on DSI file



    If to Company:    Digital Systems International, Inc.
                      6464 185th Ave NE
                      Redmond, WA 98052
                      Attn.: Wm. Bradford Weller,
                             General Counsel

Notice shall be effective upon personal delivery, delivery by courier, receipt of facsimile transmission or three days after mailing.

11.     ASSIGNMENT.

Executive agrees that this Agreement may be transferred or assigned by the Company to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business, and such assignee or transferee shall succeed to the rights and obligations of the Company hereunder.
This Agreement may not be assigned by Executive.

12.     WAIVER.

No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same of a waiver of any other right hereunder.

13.     AMENDMENTS IN WRITING.

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged, and signed by the Company and Executive. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and Executive.

14.     APPLICABLE LAW -- VENUE.

This Agreement shall be governed by the laws of the state of Washington, without regard to its conflicts of laws provisions. Venue of any action brought to enforce or interpret this Agreement shall be in Seattle, Washington, and the parties consent to jurisdiction in the federal and state courts in such venue.

15.     SEVERABILITY.

In the event that any provision of this Agreement shall be determined by any court or arbitrator of competent jurisdiction to be unenforceable or otherwise invalid for any reason, such provision shall be enforced and validated to the extent permitted by law, and the court or arbitrator shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. All provisions of this Agreement are severable, and the unenforceability of any single provision hereof shall not affect the remaining provisions.

16.     HEADINGS.

All headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement

17.     ATTORNEYS FEES & COSTS.

In any action or proceeding brought by either party against the other arising out of or in any way relating to this Agreement, the prevailing party shall, in addition to other allowable costs and remedies, be entitled to an award of reasonable attorneys' fees and costs incurred in connection with such action or proceeding.


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IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date above first written.

EXECUTIVE:                                COMPANY:

                                          DIGITAL SYSTEMS INTERNATIONAL, INC.,
                                          a Washington Corporation


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STEVEN L. ADAMS                           By: JOHN J. FLAVIO
                                              Its  Sr. Vice President, Finance &
                                              Administration

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